Exhibit 5.1

May 31, 2024

Charles & Colvard, Ltd.

170 Southport Drive

Morrisville, North Carolina 27560

Ladies and Gentlemen:

We have acted as special counsel to Charles & Colvard, Ltd., a North Carolina corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of the following securities:

(i)	common stock, no par value per share, of the Company (the “Common Stock”);

(ii)	preferred stock, no par value per share, of the Company (the “Preferred Stock”);

(iii)	warrants to purchase Common Stock or Preferred Stock (the “Warrants”); and

(iv)	units composed of any combination of Common Stock, Preferred Stock or Warrants (the “Units”).

The Common Stock, Preferred Stock, Warrants and Units are collectively referred to herein as the “Securities.” The maximum public offering price of the Securities being registered is $25,000,000.

This opinion letter is being delivered in accordance with the requirements of Paragraph 29 of Schedule A of the 1933 Act and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering the opinions set forth below, we have examined: (i) the Registration Statement, including the exhibits filed therewith; (ii) the prospectus included in the Registration Statement; (iii) the Company’s Restated Articles of Incorporation, as amended (the “Charter”); (iv) the Company’s Amended and Restated Bylaws (the “Bylaws”); and (v) resolutions adopted by unanimous written consent signed by the Board of Directors of the Company (the “Board of Directors”) on May 30, 2024 relating to the Registration Statement. We have also examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied upon a certificate of an officer of the Company.

In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any such assumptions.

K&L Gates LLP 301 Hillsborough St Suite 1200 Raleigh NC 27603 T +1 919 743 7300 F +1 919 743 7358 klgates.com

Charles & Colvard, Ltd.

May 31, 2024

Our opinions set forth below are limited to: (i) the federal laws of the United States; (ii) solely in connection with the opinions given in numbered paragraphs 1, 2 and 5(a) below, the laws of the State of North Carolina; and (iii) solely in connection with the opinions given in numbered paragraphs 3, 4 and 5(b) below, the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority. We express no opinion with respect to the Corporate Transparency Act,

Based on and subject to the foregoing, and assuming that (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment; (ii) a prospectus supplement will have been prepared and filed with the SEC describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Board of Directors, and/or any duly authorized committee thereof, shall not have rescinded or otherwise modified its authorization of any such issuance of Securities or the establishment of the terms of any series of such Securities or any related matters; (v) the Company shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina; and (vi) the additional qualifications and other matters set forth below, it is our opinion that:

1.	When (i) the terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of (A) the Board of Directors, and/or or a duly authorized committee thereof, and (B) the Company’s stockholders, so as not to violate any applicable law, rule or regulation, or result in a default under or a breach of any agreement or instrument binding upon the Company, including, without limitation, the Charter, as it may be amended from time to time, hereafter and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) certificates representing the shares of the Common Stock have been duly executed, issued and delivered or such shares of Common Stock have been issued in uncertificated form, in each case, to the extent contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company and the laws of the State of North Carolina, and (iii) notation of the issuance of the shares of Common Stock has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement which is enforceable against all parties thereto in accordance with its terms, the Common Stock will be validly issued, fully paid and nonassessable.

Charles & Colvard, Ltd.

May 31, 2024

2.	Assuming the terms of such Preferred Stock have been duly established so as not to violate any applicable law, rule or regulation, or result in a default under or breach of any agreement or instrument binding upon the Company, including, without limitation, the Charter, as it may be amended from time to time, hereafter and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the preferences, limitations and relative rights of the Preferred Stock have been duly established in conformity with the Charter, as it may be amended from time to time hereafter, and such preferences, limitations and relative rights of the Preferred Stock and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board of Directors, and/or a duly authorized committee thereof; (ii) an amendment to, or restatement of, the Charter, as then in effect, fixing and determining the preferences, limitations and relative rights of the Preferred Stock has been duly authorized by the Board of Directors and stockholders, if applicable, and filed with the Secretary of State of the State of North Carolina and become effective; (iii) certificates representing the shares of the Preferred Stock have been duly executed, issued and delivered or such shares of Preferred Stock have been issued in uncertificated form, in each case, to the extent contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company and the laws of the State of North Carolina, and (iv) notation of the issuance of the shares of Preferred Stock has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement which is enforceable against the parties thereto in accordance with its terms, and/or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.	Assuming the form and terms of such Warrants have been duly established in accordance with the applicable warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Warrants and the Warrant Agreement are governed by the laws of the State of New York, when (i) the form, terms and the execution and delivery of the Warrant Agreement relating to any Warrants and the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, and/or a duly authorized committee thereof; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; and (iii) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement duly authorized by the Board of Directors, and/or a duly authorized committee thereof and enforceable against the parties thereto in accordance with its terms, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

Charles & Colvard, Ltd.

May 31, 2024

4.	Assuming that (A) the combination of the Securities of which such Units consist has been duly authorized and approved by all necessary action of the Board of Directors, and/or a duly authorized committee thereof and of the stockholders, if applicable, and (B) the terms of such Units have been duly established in accordance with the applicable agreement pursuant to which such Units are to be issued (the “Unit Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Units and the Units Agreement are governed by the laws of the State of New York, when (i) the form, terms and the execution and delivery of the Unit Agreement relating to any Units and the terms of the Units, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, and/or a duly authorized committee thereof; (ii) the Unit Agreement relating to the Units has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; and (iii) the Units or certificates representing the Units, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Unit Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration fixed therefor in accordance with the applicable Unit Agreement and the applicable purchase, underwriting or similar agreement duly authorized by the Board of Directors, and/or a duly authorized committee thereof, and enforceable against the parties thereto in accordance with its terms, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

Charles & Colvard, Ltd.

May 31, 2024

5.	If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized, approved and documented as provided in numbered paragraphs 1 through 4 above, as the case may be and assuming that the Issuable Securities (other than the Common Stock and Preferred Stock) are governed by the laws of the State of New York; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, (a) to the extent the relevant Issuable Securities are Common Stock or Preferred Stock, such Issuable Securities will be validly issued, fully paid and nonassessable and (b) to the extent the relevant Issuable Securities are Warrants or Units, such Issuable Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

We note that the maximum number of shares of Common Stock and Preferred Stock issuable under the Registration Statement is not specified, and we assume that, at the time of the issuance of any share of Common Stock or Preferred Stock under the Registration Statement or upon the settlement, exercise, conversion or exchange of any other Securities, the Company will have sufficient authorized and unissued, not otherwise committed to be issued, shares of Common Stock or Preferred Stock, as the case may be, to provide for such issuance.

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the 1933 Act or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP